Exhibit 10.1

DATED 28 AUGUST 2026

NATURE FLOORING (EUROPE) COMPANY LIMITED

AND

UN SON I

SALE AND PURCHASE AGREEMENT

in relation to the entire issued share capital of

SWIFT TOP CAPITAL RESOURCES LIMITED

THIS AGREEMENT is made on 28 August 2026

BETWEEN:

(1)	NATURE FLOORING (EUROPE) COMPANY LIMITED., a company incorporated under the laws of the British Virgin Islands and whose registered office is at 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands (the “Vendor”); and

(2)	un son i, holder of Macau ID card no. 7438856(2), 24 Junho Avenida. 24 Junho FL. 10 B The Paragon, Macau (the “Purchaser”),

each a “Party” and together the “Parties”.

WHEREAS:

(A)	SWIFT TOP CAPITAL RESOURCES LIMITED (the “Company”) is a company incorporated under the laws of Hong Kong and whose registered office is at Suite 2701-08, 27/F., Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong.

(B)	As at the date of this Agreement, the Company has a number of one (1) Share in issue which are fully paid up and held by the Vendor.

(C)	The Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Vendor, the Sale Shares, on the terms and subject to the conditions set out in this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Applicable Laws”	means, in relation to any person, any laws, rules, regulations, guidelines, directives, judgments, decrees, order, notices, rulings or decisions of any governmental or regulatory authority or stock exchange put in place by any Relevant Authority by which that person is bound;

“Board”	means the board of directors of the Company;

“Business Day”	means a day on which banks are generally open for business in Hong Kong (excluding Saturdays, Sundays and public holidays);

“Company”	has the meaning given in Recital (A);

“Completion”	means completion of the Transaction under this Agreement;

“Completion Date”	has the meaning given in Clause 4.1;

“Conditions Precedent”	means the conditions set out in Clause 3.1;

“Consideration”	has the meaning given in Clause 2.2;

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“Director”	means a director of the Company and “Directors” shall be construed accordingly;

“Encumbrance”	means any claim, charge, mortgage, security, lien, pledge, option, equity, power of sale, hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind, and “Encumber” shall be construed accordingly;

“Group”	means the Company and its subsidiaries, and “members of the Group” shall be construed accordingly;

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC;

“Long Stop Date”	has the meaning given in Clause 3.6;

“Purchaser’s Warranties”	means the representations and warranties given by the Purchaser and set out in Schedule 4 and “Purchaser’s Warranty” means any one of them;

“Relevant Authority”	means any government, governmental, quasi-governmental, statutory or regulatory authority, body, agency, tribunal, court or institution;

“Sale Shares”	has the meaning given in Clause 2.1;

“Share(s)”	means the ordinary share(s) in the share capital of the Company;

“Stock Exchange”	means The Stock Exchange of Nasdaq;

“Transaction”	means the sale and purchase of the Sale Shares contemplated under this Agreement;

“US$”	United States of America dollars, the lawful currency of the United States of America;

“Vendor’s Warranties”	means the representations and warranties given by the Vendor and set out in Schedule 3 and “Vendor’s Warranty” means any one of them; and

“Warranties”	means the Purchaser’s Warranties and the Vendor’s Warranties.

1.2	In this Agreement, unless the context otherwise requires:

(a)	the expressions “holding company”, “subsidiary”, “parent undertaking” and “subsidiary undertaking” have the same meanings as their respective definitions in the Companies Ordinance (Cap. 622 of the Laws of Hong Kong);

(b)	any reference to a “person” includes a reference to any individual, firm, company, corporation, body or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);

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(c)	references to a “Party” include the successors or permitted assigns of that Party;

(d)	references to “Clauses”, “Recitals” and “Schedules” are to clauses of, and recitals and schedules to, this Agreement;

(e)	references to one gender include all genders and references to the singular include the plural and vice versa;

(f)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

(g)	any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be, amended, modified, consolidated or re-enacted so far as such amendment, modification, consolidation or re-enactment applies or is capable of applying to any transaction entered into in accordance with this Agreement prior to Completion, except to the extent that any enactment or statutory provision made or enacted after the date of this Agreement would create or increase a liability of the Vendor or the Purchaser under this Agreement.

1.3	The headings in this Agreement do not affect its interpretation.

1.4	The Recitals and Schedules are and form part of this Agreement as if they were included in the body of this Agreement.

2.	SALE AND PURCHASE OF THE SALE SHARES

2.1	Subject to the Conditions Precedent being fulfilled or, where applicable, waived, the Vendor shall sell and the Purchaser shall purchase a total number of one (1) Share (the “Sale Shares”) free from all Encumbrances and together with all rights and benefits now and hereafter attaching thereto including the right to all dividends and distributions declared, made or paid, or agreed to be made or paid thereon or in respect thereof after Completion.

2.2	The aggregate consideration for the sale and purchase of Sale Shares shall be US$1.00 (the “Consideration”).

2.3	The Purchaser shall pay the Consideration to the Vendor in cash in US$ by wire transfer to the bank account set forth below, by cheque payable in favour of the Vendor or by cash.

Beneficiary Bank: The Hongkong and Shanghai Banking Corporation Limited

Beneficiary Name: Nature Flooring (Europe) Company Limited

Swift Code: MRMDUS33

Bank Address: Head Office 1 Queen’s Road Central Hong Kong

Account Number: 848-199048-838

3.	CONDITIONS PRECEDENT

3.1	Completion of the Transaction shall be conditional upon the fulfilment or waiver by the relevant Party at its sole discretion pursuant to Clause 3.4 (in the case of the Purchaser) or Clause 3.5 (in the case of the Vendor) of the following:

(a)	all approvals, consents, permits and authorisations which are necessary or appropriate for implementing and effecting the Transaction having been obtained and remaining in full force and effect;

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(b)	all Vendor’s Warranties remaining true and accurate in all material respects and not misleading in any respect as of Completion; and

(c)	all Purchaser’s Warranties remaining true and accurate in all material respects and not misleading in any respect as of Completion.

3.2	The Vendor shall use its best endeavours to procure the satisfaction of the Conditions Precedent set out in Clauses 3.1(a) and (b) as soon as possible after the date of this Agreement.

3.3	The Purchaser shall use her best endeavours to procure the satisfaction of the Condition Precedent set out in Clause 3.1(c) as soon as possible after the date of this Agreement.

3.4	The Purchaser may at any time waive in whole or in part and conditionally or unconditionally the Condition Precedent set out in Clause 3.1(c) by notice in writing to the Vendor.

3.5	The Vendor may at any time waive in whole or in part and conditionally or unconditionally the Condition Precedent set out in Clause 3.1(b) by notice in writing to the Purchaser.

3.6	If any of the Conditions Precedent has not been fulfilled or, where applicable, waived on or before 11:59 p.m. (Hong Kong time) on 31 August 2026 (the “Long Stop Date”), either Party shall be entitled (in addition to and without prejudice to all other rights or remedies available to it including the right to claim damages) to terminate this Agreement by notice in writing to the other Party. Unless otherwise provided in this Agreement, no Party shall have any claim against the other Party under this Agreement save for antecedent breaches.

4.	COMPLETION

4.1	Subject to the Conditions Precedent being fulfilled or, where applicable, waived, Completion shall take place on the date on which the last Condition Precedent is fulfilled or, where applicable, waived (or such later date as the Parties may agree) (the “Completion Date”), at Suite 2701-08, 27/F., Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong (or such other place as the Parties may agree) when all (but not part only) of the businesses set out in Clauses 4.2 and 4.3 shall be transacted.

4.2	At Completion:

(a)	the Purchaser shall pay the Consideration to the Vendor in the manner sets out in Clause 2.3

(b)	the Purchaser shall deliver to the Vendor an instrument of transfer and sold note in respect of the Sale Shares duly executed by the Purchaser;

(c)	the Vendor shall transfer the Sale Shares to the Purchaser and for this purpose shall:

(i)	execute the instrument of transfer and bought note in respect of the Sale Shares and arrange and procure the payment of the stamp duty or other tax (if any) as necessary for the transactions contemplated under this Agreement in accordance with this Agreement and the relevant legal requirements;

(ii)	deliver, or procure the delivery of, to the Purchaser the share certificate in the name of the Purchaser in respect of the Sale Shares;

(iii)	deliver, or procure the delivery of, to the Purchaser in respect of each member of the Group, all statutory and corporate books, records and registers, certificates of incorporation, business registration certificates, company chops, common seals, certified copies of the memorandum and articles of association or other constitutional documents, all unissued share certificates, cheque books, bank statements, accounting and other books and financial records, business licenses, current contracts and all original leases;

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(iv)	procure the passing of resolutions of the Board at Completion approving the transfer of the Sale Shares to the Purchaser and registering such transfer subject to the instrument of transfer being duly presented for registration; and

(v)	procure the Company to register the Purchaser as member of the Company in respect of the Sale Shares.

4.3	For the purpose of Clause 4.2(a) and Clause 4.2(b)(i), the Purchaser authorises the Vendor to pay, on the Purchaser’s behalf, the Purchaser’s stamp duty in respect of the transactions contemplated under this Agreement, and the Purchaser shall reimburse the amount of such stamp duty to the Vendor within 7 business days after the relevant documents being stamped.

4.4	Any provision of this Agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Warranties, indemnities, covenants and other undertakings and obligations contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

5.	REPRESENTATIONS AND WARRANTIES

5.1	The Vendor represents and warrants to the Purchaser that each Vendor’s Warranty is at the date of this Agreement and will at Completion be true, accurate and not misleading. The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance upon the Vendor’s Warranties and that the Purchaser has been induced to enter into this Agreement by each of the Vendor’s Warranties.

5.2	The Purchaser represents and warrants to the Vendor that each Purchaser’s Warranty is at the date of this Agreement and will at Completion be true, accurate and not misleading. The Purchaser acknowledges that the Vendor has entered into this Agreement in reliance upon the Purchaser’s Warranties and that the Vendor has been induced to enter into this Agreement by each of the Purchaser’s Warranties.

5.3	Each Purchaser’s Warranty and Vendor’s Warranty is separate and independent and, except as expressly provided to the contrary in this Agreement, is not limited by reference to any other Purchaser’s Warranty or Vendor’s Warranty or by any other provision of this Agreement.

5.4	The Vendor shall promptly (and in any event before Completion) give notice to the Purchaser of any matter or circumstance:

(a)	which becomes known to it after the date of this Agreement and before Completion; or

(b)	arising after the date of this Agreement and before Completion, which results or is likely to result in any Vendor’s Warranty being untrue, inaccurate or misleading as at the date of this Agreement or as at Completion.

5.5	The Purchaser shall promptly (and in any event before Completion) give notice to the Vendor of any matter or circumstance:

(a)	which becomes known to it after the date of this Agreement and before Completion; or

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(b)	arising after the date of this Agreement and before Completion, which results or is likely to result in any Purchaser’s Warranty being untrue, inaccurate or misleading as at the date of this Agreement or as at Completion.

5.6	The aggregate liability of the Vendor in respect of all claim under this Agreement, including but not limited to any breach of any Vendor’s Warranty, shall not exceed an amount equal to the consideration for the sale and purchase of the Sale Shares referred to in Clause 2.2.

6.	TERMINATION

6.1	If the Vendor fails to comply with any obligation set out in Clause 4, the Purchaser shall be entitled (in addition to and without prejudice to all other rights or remedies available to it including the right to claim damages) to terminate this Agreement by notice in writing to the Vendor without liability on the part of the Purchaser. All obligations of the Purchaser under this Agreement shall end except for those expressly stated to continue without limit in time but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

6.2	If the Purchaser fails to comply with any obligation set out in Clause 4, the Vendor shall be entitled (in addition to and without prejudice to all other rights or remedies available to it including the right to claim damages) to terminate this Agreement by notice in writing to the Purchaser without liability on the part of the Vendor. All obligations of the Vendor under this Agreement shall end except for those expressly stated to continue without limit in time but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

6.3	Upon the exercise of any right of termination by the Parties, this Agreement shall be terminated other than the provisions of Clauses 7, 8, 11, 18 and 19 (both inclusive) which shall continue to apply in accordance with their terms.

7.	CONFIDENTIALITY

7.1	Subject to Clause 7.2, each of the Parties shall treat as strictly confidential and not disclose or use:

(a)	any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(i)	the provisions and existence of this Agreement and any agreement entered into pursuant to this Agreement;

(ii)	the negotiations relating to this Agreement (and any such other agreements); or

(iii)	the information relating to the subject matter of this Agreement; and

(b)	any information disclosed by either Party to the other relating to this Agreement and the Transaction.

7.2	Clause 7.1 shall not prohibit disclosure or use of any information if and to the extent:

(a)	the disclosure or use is required by Applicable Laws, the Stock Exchange, or any Relevant Authority with jurisdiction over the Party making the disclosure, in which case the disclosing Party shall consult the other Party prior to such disclosure or use to the extent practicable and not prohibited by any Applicable Laws;

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(b)	the disclosure or use is required to vest the full benefit of this Agreement in a Party;

(c)	the disclosure is made to auditors or professional advisers (engaged for the purpose of the transaction contemplated under this Agreement) of any Party on terms that such auditors or professional advisers will keep such information confidential;

(d)	the information is or becomes publicly available (other than by breach of this Agreement);

(e)	the other Parties have given prior written approval for the disclosure or use; or

(f)	the information is independently developed after Completion.

8.	ENTIRE AGREEMENT

8.1	This Agreement constitutes the entire agreement and understanding between the Parties in connection with the Transaction. This Agreement supersedes all prior agreements or understandings between the Parties in connection with the subject matter of this Agreement, which shall cease to have any further force or effect. No Party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement.

9.	VARIATION

9.1	No variation of this Agreement shall be valid unless in writing and signed by or on behalf of each of the Parties.

9.2	No variation shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

10.	ASSIGNMENT

No Party shall be entitled to assign any part of its rights or obligations under this Agreement without the prior written approval of the other Parties.

11.	COSTS AND STAMP DUTY

11.1	Each Party shall bear its own costs and transfer duty incurred in connection with the negotiation, preparation, execution, carrying into effect and completion of this Agreement.

11.2	All stamp duty (if any) payable in respect of the sale and purchase of the Sale Shares contemplated under this Agreement shall be borne by the Purchaser and the Vendor in equal share.

12.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which is an original but all of which together constitute one and the same instrument. For the avoidance of doubt, this Agreement shall not be binding on any Party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be Party hereto.

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13.	WAIVERS AND REMEDIES

13.1	No failure, omission or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair or affect such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right, power or remedy provided by law or under this Agreement shall preclude any other or further exercise of it or the exercise of any other right, power or remedy.

13.2	The rights and remedies of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.

13.3	All the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except for obligations which have been fully performed or waived by the Party with the benefit of the obligations before or at Completion and unless otherwise provided in this Agreement).

14.	SEVERABILITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the laws of any other jurisdiction of that or another provision of this Agreement.

15.	TIME OF THE ESSENCE

Any time, date or period mentioned in this Agreement may be extended or substituted by mutual agreement between the Parties but as regards any time, date or period originally fixed or any date or period so extended or substituted as aforesaid, time shall be of the essence.

16.	NO PARTNERSHIP

Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership, joint venture or agency between the Parties nor the appointment of one Party as agent for another and no Party shall have any authority to bind or commit the other Parties.

17.	FURTHER ASSURANCE

Each Party agrees to at its own cost perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the other Parties may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transactions contemplated by it and for the purpose of vesting in the other Parties the full benefit of the rights conferred on the other Parties under this Agreement.

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18.	NOTICES

18.1	Any notice or other communication to be given by one Party to the other Parties under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the Party giving it. It shall be delivered by hand, be served by fax to the number set out in Clause 18.2, or be sent by pre-paid recorded delivery or registered post, to the address set out in Clause 18.2 and in each case marked for the attention of the relevant Party set out in Clause 18.2 (or as otherwise notified from time to time in accordance with the provisions of this Clause 18). Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, upon confirmation of transmission;

(c)	in the case of prepaid recorded delivery or registered post, at 10 a.m. on the third Business Day following the date of posting,

provided that in each case where delivery by hand or fax occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9:30 a.m. on the next Business Day.

References to time in this Clause 18.1 are to the time in the location of the addressee.

18.2	The addresses and email of the Parties for the purpose of Clause 18.1 are as follows:

(a)	the Vendor:

Address:	Suite 2701-08, 27/F., Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong

Email:	nwglwly@163.com

For the attention of:	Ms. Liying Wang

(b)	the Purchaser:

Address:	24 Junho Avenida. 24 Junho FL. 10 B The Paragon, Macau

For the attention of:	Mrs. Un Son I

18.3	A Party may notify the other Parties of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 18, provided that, such notice shall only be effective on:

(a)	the date specified in the notice as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date that is five Business Days after the date on which notice of any change is given.

19.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

19.1	This Agreement (including the arbitration agreement contained in Clause 19.2) shall be governed by and construed in accordance with Hong Kong law.

19.2	Any dispute arising out of or in connection with this Agreement including any question regarding its existence, validity or termination, shall be finally resolved by arbitration in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force as of the date of this Agreement (the “Rules”), which Rules are deemed to be incorporated by reference into this Clause 19.2. The number of arbitrators shall be three. The appointing authority shall be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration shall be conducted in English. The place of arbitration shall be in Hong Kong. The governing law of the arbitration proceedings shall be the laws of Hong Kong. The rights and obligations of the parties to submit disputes to arbitration pursuant to this Clause 19.2 shall survive the termination of this Agreement and the matters and arrangements referred to or contemplated in this Agreement.

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AS WITNESS this Agreement has been signed on behalf of the Parties on the day and year first before written.

The Vendor

SIGNED by	)
for and on behalf of	)
NATURE FLOORING (EUROPE) COMPANY LIMITED	)
)_____________________________________________

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The Purchaser

SIGNED by	)
UN SON I	)
)
)____________________________________________

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Schedule 1

PARTICULARS OF THE Company

Company Number:	1828262

Place of Incorporation:	Hong Kong

Date of Incorporation:	20 November 2012

Registered Office:	Suite 2701-08, 27/F., Shui On Centre, 6-8 Harbour Road, Wanchai, Hong Kong

Director:	Se Ka Ian

Number of Issued Share:	One (1) Share

Registered Shareholder and Share Held:	Nature Flooring (Europe) Company Limited (one Share)

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Schedule 2

STRUCTURE OF THE GROUP

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SCHEDULE 3

Vendor’s WARRANTIES

1.	The Company and the Group

1.1	The Company is duly incorporated, validly existing and in good standing under the laws of the Hong Kong. The details of the Company set out in Schedule 1 are accurate and correct.

1.2	The structure of the Group upon Completion is set out in Schedule 2. Other than the subsidiaries as shown in Schedule 2, the Company does not have other subsidiaries or holds interests in other companies or entities upon Completion. Each of the subsidiaries of the Company as shown in Schedule 2 is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

2.	The Sale Shares

2.1	The Sale Shares have been validly allotted and issued and are fully paid or credited as fully paid.

2.2	The Sale Shares comprise the entire issued share capital of the Company.

2.3	The Vendor is the sole legal and beneficial owner of the Sale Shares free and clear from all Encumbrances and any other third party rights whatsoever.

2.4	The Vendor is entitled to sell and transfer the full legal and beneficial ownership of the Sale Shares to the Purchaser free and clear from all Encumbrances on the terms set out in this Agreement and with all rights attaching thereto (including the right to all dividends and other distribution, if any, declared, made or paid after the date of Completion).

3.	Capacity of the Vendor and Relevant Authorisation

3.1	The Vendor is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

3.2	The Vendor:

(a)	has the requisite power and authority to enter into, and to perform its obligations under this Agreement and any other documents to be executed by it pursuant to or in connection with the Transaction; and

(b)	has obtained or satisfied all corporate, regulatory and other approvals, necessary to execute and perform its obligations under this Agreement.

3.3	This Agreement constitutes legal, valid and binding agreements of the Vendor and is enforceable against the Vendor in accordance with its terms.

4.	Consummation of the Transaction

The execution, delivery and performance by the Vendor of this Agreement requires no consent from or other action by any Relevant Authority or any other third parties.

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SCHEDULE 4

PURCHASER’S WARRANTIES

1.1	The Purchaser has the requisite right, power and authority to execute, deliver, and perform his obligations under this Agreement.

1.2	This Agreement constitutes and will, when executed, constitute legal, valid and binding obligations on the Purchaser in accordance with its terms.

1.3	The execution, delivery and performance by the Purchaser of this Agreement requires no consent from or other action by any Relevant Authority or any other third parties.

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